Calculation of Filing Fee Tables
S-1
Alaska Silver Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, consisting of Subordinate Voting Shares, no par value, and Warrants to purchase Subordinate Voting Shares	457(o)			$ 11,500,000.00	0.0001531	$ 1,760.65
Fees to be Paid	2	Equity	Subordinate Voting Shares, no par value	Other			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Equity	Warrants to purchase Subordinate Voting Shares, no par value	Other			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Equity	Underwriter's Warrants	Other			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	5	Equity	Subordinate Voting Shares, no par value, issuable upon exercise of the Warrants	457(o)			$ 17,250,000.00	0.0001531	$ 2,640.98
Fees to be Paid	6	Equity	Subordinate Voting Shares, no par value, issuable upon exercise of the Underwriter's Warrants	Other			$ 860,200.00	0.0001531	$ 131.70
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 29,610,200.00		$ 4,533.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,533.33
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby include an indeterminate number of additional securities as may become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions from time to time. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of additional units (the "Units"), with each Unit consisting of one subordinate voting share of the Registrant (each, a "Subordinate Voting Share") and one warrant to purchase one Subordinate Voting Share, that the Underwriter has the option to purchase to cover over-allotments, if any.

[2]	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

[3]	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

[4]	The Registrant has agreed to issue to the Underwriter, upon the closing of the offering, warrants to purchase up to a number of Subordinate Voting Shares equal to 4% of the total number of Units sold in this offering (the "Underwriter's Warrants"). Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required in connection with the registration of the Underwriter's Warrants.

[5]	A warrant, each to purchase one Subordinate Voting Share, will be issued for every one Subordinate Voting Share offered. The warrants will be exercisable at a per share price equal to 150% of the public offering price per share.

[6]	The Underwriter's Warrants will have a per share exercise price equal to 125% of the exercise price of the warrants that form part of the Units being sold in this offering. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Subordinate Voting Shares issuable upon exercise of the Underwriter's Warrants is equal to 187% of $860,200, which is 4% of the maximum aggregate offering price of $11,500,000 with respect to the initial public offering of the Units registered hereby. See "Underwriting."

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A